UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2024

BELLEVUE LIFE SCIENCES ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41390	84-5052822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10900 NE 4th Street, Suite 2300, Bellevue, WA	98004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (425) 635-7700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock, one redeemable warrant and one right	BLACU	The Nasdaq Stock Market LLC
Common stock, par value $0.0001 per share	BLAC	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	BLACW	The Nasdaq Stock Market LLC
Right to receive one-tenth (1/10) of one share of common stock	BLACR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On June 23, 2024, the Board of Directors (the “Board”) of Bellevue Life Sciences Acquisition Corp. (the “Company”) appointed Mr. Sang Hyun Kim as a director, effective immediately. Mr. Kim was appointed as a member of the Audit Committee of the BLAC Board (the “Audit Committee”), filling the vacancy created by the resignation of Inchul Chung, as previously reported by BLAC on Form 8-K filed with the SEC on June 13, 2024 (the “June 13 Form 8-K”). Additionally, Mr. Kim was appointed as a member of the Compensation Committee of the BLAC Board (“the Compensation Committee”) and a member of the M&A Committee, filling vacancies created by the resignation of Mr. Radclyffe Roberts as previously reported on the June 13 Form 8-K.

Mr. Kim, 53, currently serves as the Special Advisor of Marketing, Private Equity Funds at Korea Daesung Asset Management Co., Ltd. the position held by him since January 2021. Prior to that, Mr. Kim has spent approximately 11 years working in different positions with Samsung Group including, most recently, as part of the Global M&A Strategy Team at Samsung Asset Management HQ from January 2020 to December 2020. He also served as CEO, Regional Managing Director at Samsung Asset Management Beijing Ltd. from October 2016 to December 2019, Chief Strategy Officer & Global Business Development Officer at Samsung Asset Management HQ from April 2013 to September 2016, and Senior Principal, Corporate Planning and Strategy Department at Samsung Fire and Marine Insurance from January 2010 to March 2013. Mr. Kim earned his MBA degree from Georgetown University in 2001, and his M.A. (Public Policy) and B.S. (International Economics) from Seoul National University. BLAC believes Mr. Kim is well qualified to serve as a director because of his extensive experience in both legal and investment sectors across various asset classes, demonstrating significant expertise in capital markets.

The BLAC Board has affirmatively determined that Mr. Kim meets the applicable standards for an independent director under the rules of the Nasdaq Stock Market LLC. Mr. Kim will not be compensated by BLAC for his services as a director. In connection with his appointment, Mr. Kim has entered into a Letter Agreement and an Indemnity Agreement with BLAC on the same terms as the Letter Agreement and Indemnity Agreement entered into by the directors and officers of BLAC at the time of the BLAC’s initial public offering and in the form previously filed as Exhibits 10.1 and 10.6, respectively, to BLAC’s Annual Report on Form 10-K filed with the SEC on April 17, 2024.

Other than the foregoing, Mr. Kim is not a party to any arrangement or understanding with any person pursuant to which he was appointed as director, nor is he party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving BLAC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 27, 2024

BELLEVUE LIFE SCIENCES ACQUISITION CORP.

By:	/s/ Kuk Hyoun Hwang
	Name:	Kuk Hyoun Hwang
	Title:	Chief Executive Officer